CONTACTS:

Media Inquiries
Krista Sohm
(248) 435-7115
krista.sohm@meritor.com

Investor Inquiries
Todd Chirillo
(248) 435-1571
todd.chirillo@meritor.com

Meritor Announces Pricing of Notes

TROY, Mich. – (Nov. 17, 2020) – Meritor, Inc. (NYSE: MTOR) today announced the pricing on November 16, 2020 of $275 million aggregate principal amount of its 4.50% unsecured senior notes due 2028 (the "notes"). The offering is being made in a private placement to qualified institutional buyers in reliance on Rule 144A and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The sale of the notes is expected to close on December 1, 2020, subject to customary closing conditions.

Each of Meritor's wholly-owned subsidiaries, from time to time guaranteeing Meritor's senior secured revolving credit facility (as it may be amended, extended, replaced or refinanced, or any subsequent credit facility), will guarantee the notes on a senior unsecured basis.

The company intends to use the net proceeds from the offering of the notes, together with cash on hand, to redeem approximately $275 million of the outstanding $450 million aggregate principal amount of its 6.25% notes due 2024 (the “2024 notes”).

The notes offered have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any offer or sale of the notes in any state in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption of the 2024 notes.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 110-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of more than 7,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR.

Forward-Looking Statement
This release contains forward-looking statements relating to the proposed private placement of the notes and the company’s intended use of proceeds of the notes. Such statements are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipated," "estimate," "should," "are likely to be," "will" and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on public health, the global economy, financial markets and operations; our reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European markets or our European operations, or financing arrangements related thereto following the United Kingdom’s decision to exit the European Union or in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of Fabco Holdings, Inc., AA Gear Mfg., Inc., AxleTech and Transportation Power, Inc. and future results of such acquisitions, including their generation of revenue and their being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed under the heading entitled "Risk Factors" in Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended September 30, 2020 and from time to time in other filings of the company with the SEC. The forward-looking statements in this release speak only as of the date hereof, and the company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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